Oak Ridge Micro-Energy Notifies Shareholders of Corporate Developments

Oak Ridge Micro-Energy (OTCBB: OKME) announced that the company has mailed shareholder updates from its President and CEO Mark Meriwether. A copy of the shareholder letter is contained herein.

Dear Fellow Shareholders:

This will be an important and exciting year for Oak Ridge Micro-Energy. Our company is at the forefront of a breakthrough in miniature energy storage technology that is being pulled into the market to fulfill the needs of national security, military, medical, and consumer electronics industries. The best news for us is that many other companies are starting to take notice, and the pent up demand will ultimately lead to several revenue streams for our company.

Today, our thin-film battery is in production at our facility in Oak Ridge, Tennessee. Initially, we have been targeting highly specialized, high-margin applications. As we reduce the manufacturing costs per battery and expand our manufacturing capacity, both internally and through partnerships, we will be positioned to move into larger markets, such as RFID tags and smart cards.

During the past several months, we have focused our efforts on the development of thin-film rechargeable batteries for powering wireless semiconductor processing diagnostic wafers. The batteries are uniquely suited for this application because of their ultra-thin profile, low thermal mass, and ability to operate in harsh environments. Our thin-film battery is now available for commercial sale, and our company can deliver prototypes, upon request, in a wide range of sizes and functions. The demand for our thin-film battery has been tremendous. On the basis of initial estimates, we anticipate that we will achieve profitability by the 4th quarter of this year.

We currently are in discussions with several companies about the implementation of the thin-film battery in various products. We are providing prototypes of the thin-film battery for use in testing new product designs and for integration within existing product lines. Our company is reviewing specifications and conducting feasibility studies of thin-film battery placement and will continue to update shareholders as new contracts are signed.

Our website receives requests almost daily from companies desiring to implement the thin-film battery within their products. Here are two recent requests.

Message 1

Our first product is a wireless sensor for the automotive industry. The sensor is embedded, and it is not possible to run wires to the sensor. We are in close contact with our customers who have signed a letter of intent with us to purchase 10 million parts. The rechargeable battery would go into version 2 of this product. We expect volumes of at least 10 million parts per year starting sometime in 2007.

Message 2

I am seeking a company that can produce and has stock of thin film rechargeable batteries approximately 48 X 85 mm X "thin" business card sized these will be used in an active RFID system and the quantities will be approx. 100 thousand units per year initially with a ramp up to 1 million units per year.
As we reflect on the previous years and look to the future, Oak Ridge Micro-Energy has built a tremendous foundation towards a successful enterprise. Our company has streamlined its manufacturing process and increased capacity by nearly 50 times. We have built a state-of-the-art facility in Oak Ridge, and our commitment to research and development has resulted in a thin-film battery superior to the one originally licensed from the Oak Ridge National Laboratory. Our company continues to diversify the thin-film battery and has the capability to produce sizes ranging from much smaller than a dime (pictured above) to nearly 50 times larger and with 100 times the capacity. Most importantly, our company has geared itself towards the future.

We have purchased all of the major equipment required for operating a thin-film battery "mini-foundry," and we have completed about 80% of the installation and testing of the equipment. Based on our experience with the mini-foundry, future expansion to increase production capacity can be accomplished with minimal time and cost.

During 2004, our company continued on its path towards success. We began the year with a successful equity raise, which surpassed our own expectations. A net total of $2.9 million, after commissions, was raised during offerings conducted simultaneously in the United States and Europe.

Our equity raise was accomplished by the sale of units consisting of one share of common stock and one warrant to purchase an additional share of common stock. Beginning March 1 and now extended to April 15 (instead of the original ending date of March 31), those warrants may begin to be exercised at $0.41667 per share. Any additional capital raised from those warrants will be used to further increase manufacturing capacity and as working capital.

Also during the past year, we completed Phase I of our business and strategic plan and entered Phase II. Phase II is geared towards expansion, mass prototyping, and entry into highly specialized markets. Specialized markets for our thin-film battery include miniature implantable medical devices and wireless semiconductor processing diagnostic wafers. However, such markets are only the beginning, and we are confident we will be able to announce new contracts and new battery designs in the future. As demand for our product grows, we will advance to Phase III of our long range plan to find manufacturing partners and begin mass production of our thin film batteries.

During 2004, we introduced Mr. Yuri Trachuk to our company as Vice President of Manufacturing. Mr. Trachuk has brought a wealth of experience to our company, having held senior engineering positions at several companies, including Applied Materials, Komag, and Advanced Energy. He has international business experience in Russia, Israel, and Malaysia. Mr. Trachuk holds a Masters of Science degree in vacuum electronics from the Politechnical Institute Lvov in the former Soviet Union.

During 2004, our company was awarded a patent, "Thin Film Battery and Electrolyte Therefor," US 6,818,356 B1, with 22 claims. The claims relate to a range of compositions for a new thin-film lithium electrolyte, a method of making the electrolyte, and a thin-film battery utilizing the new electrolyte. Our company will continue to improve on the thin-film battery. With a full-fledged research facility in Oak Ridge, we expect to be an innovative leader in the micro-energy market.

As many of you may already know, our Chief Technical Officer, Dr. John Bates, led the team that invented the thin-film battery at the Oak Ridge National Laboratory. His expertise has enabled our company to further improve the thin-film battery. We are optimistic that we will continue to benefit from his knowledge, and we hope to announce further improvements in the near future.

I personally thank you for your continued support, for without that support we would not be in the enviable position we are in today. I invite all shareholders to visit our website at www.oakridgemicro.com. There you will find company news and information about our technology, how it will improve existing products, and enable the development of many new products that will change the world and strengthen your company to meet the needs of the future.

Sincerely,

Mark Meriwether

President and Chief Executive Officer

About Oak Ridge Micro-Energy Inc.

Oak Ridge Micro-Energy Inc. produces thin film, solid-state batteries for commercial, consumer, industrial, homeland security, government, and medical applications. The Oak Ridge Micro-Energy thin film battery is rechargeable, lithium-based, and the active battery layers are manufactured to be significantly thinner than common plastic wrap. The company's batteries are intended for applications such as wireless smart sensors that operate in harsh environments, security cards, radio frequency identification (RFID) tags, semiconductor non-volatile memory chips, and advanced medical devices. Initial production will target specialized high margin markets. However, continued expansion of the company manufacturing capacity, internally and through partnerships, will allow the company to reduce the manufacturing costs per battery and move into larger markets, such as RFID tags and smart cards.

The company maintains offices in Oak Ridge, Tenn. and Salt Lake City. Additional information on Oak Ridge Micro-Energy Inc. may be obtained by visiting the company's Web site at http://www.oakridgemicro.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of
1995

Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, risk factors inherent in doing business. Forward-looking statements may be identified by terms such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "forecasts," "potential," or "continue," or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The company has no obligation to update these forward-looking statements.